                                               CONSULTING AGREEMENT

         This Consulting Agreement (Agreement) is entered into by Southern California Edison Company, a
California corporation (Company) and Stephen E. Frank (Consultant) effective the first day following Consultant's retirement when he is no longer employed by any affiliate of the Company (Effective Date).

         WHEREAS, Company desires to engage the services of Consultant and Consultant agrees to act as an independent contractor on behalf of Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained, the parties agree as follows:

         1.       Consultant agrees that for a period of three years commencing on the Effective Date, he will be available to serve as an independent contractor by rendering advice and assistance to the Company in connection with its business affairs with which he became familiar while he was employed by the Company under the direction of the Chief Executive Officer the Company, or such other Company officers the CEO may designate.  The scope of such work may be spelled out in one or more purchase orders or engagement letters.  Company will give Consultant reasonable prior notice of its need for his services and will make reasonable scheduling accommodations to recognize Consultant's other business and personal activities and plans.

         2.       In consideration of the services to be performed during the term of this Agreement, Company will pay Consultant a retainer of $200,000 within two weeks following the Effective Date.  On the first anniversary of the Effective Date, the Company will pay an additional retainer of $200,000.  On the second anniversary of the

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Effective Date, the Company will pay an additional retainer of $100,000.  Consultant will make himself reasonably available for consulting services for up to 20 hours per month for the first two years of this Agreement, and for up to 10 hours per month for the third year of this Agreement.  To the extent SCE requests consulting services in excess of these hourly limits and Consultant agrees to perform such services, Consultant will be paid a fee at a rate of $150 per hour.  The Company is not obligated to use a minimum number of hours of Consultant's services.

         3.       Company agrees to reimburse Consultant for any expenses reasonably incurred by him in connection with the performance of his consulting services pursuant to this Agreement.  Such expenses will include lodging, meals, travel, telephone, mileage and parking expense.  Consultant will submit written invoices accounting for his time and expenses on a monthly basis in accordance with the terms of any purchase order to the
Company's Controller.

         4.       Consultant is not and will not be deemed an employee of the Company, or any affiliate of the
Company, while performing consulting services pursuant to this Agreement.  This Agreement will not, in any way, affect Consultant's rights to receive any and all Company benefits to which he may be entitled in accordance with the provisions of any other agreement or plan in which he was or is a participant.  The Company will comply with all applicable governmental reporting requirements with respect to compensation paid pursuant to this Agreement.
Consultant agrees that any federal, state, local and other applicable taxes which may become due and payable as a result of the compensation paid pursuant to this Agreement are the sole responsibility of Consultant.

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         5.       Consultant agrees that the services to be rendered by Consultant pursuant to this Agreement are personal in nature and may not be assigned without prior written approval of the Chief Executive Officer or
General Counsel of the Company.  By giving Company written notice at least 30 days prior to an anniversary of the
Effective Date, Consultant has the right to terminate this Agreement as of the anniversary date subject to
Consultant's obligation to complete the services previously requested under this Agreement.  The Company may terminate this Consulting Agreement only in the event of (i) Consultant's conviction of, or pleading guilty or nolo contendere to, an act of fraud, embezzlement, theft, or other act constituting a felony; or (ii)
Consultant's breach of his obligations under this Agreement.  Company will have no further obligation for payment under this Agreement in the event this Agreement is terminated, except for expenses incurred by Consultant prior to such termination.

         6.       Consultant acknowledges that he is in possession of confidential trade secret and/or business information not publicly available concerning Company and Company affiliates.  Consultant specifically agrees that he will not at any time, in any fashion, form, or manner use or divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any such confidential information concerning any matters affecting or relating to the business of Company or any Company affiliate.

         7.       Consultant agrees that during the term of this Agreement he will not, directly or indirectly, for his own benefit, for the benefit of any person or entity other than the Company, or any Company affiliate, or otherwise:

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         (a)      solicit,  encourage or induce,  or assist  others to solicit,  encourage or induce,  any officer, director,  executive or employee of the Company, or any Company affiliate,  to leave his or her employment with the Company, or any Company affiliate for any reason;

         (b)      induce or attempt to induce any customer,  supplier,  financier,  government agency,  independent contractor,  developer,  promoter  or others  having any  business  or  regulatory  relationship  with the
         Company,  or any Company  affiliate,  to cease,  reduce or alter the  nature,  amount or terms of business conducted  or  regulatory  oversight  or practices  followed  with respect to the Company,  or any Company affiliate,  or to engage in any business,  regulatory or other  activity which might  materially  harm the
         Company, or any Company affiliate, or which is opposed by the Company, or any Company affiliate; or

         (c)      make or cause  to be made  any  public  statement  that is  disparaging  of the  Company,  or any
         Company  affiliate,  or their respective  businesses or that materially injures the business or reputation of the Company, or any Company affiliate, or their respective businesses.

         8.       Consultant further agrees that while this Agreement is in effect he will not, except with the written consent of the General Counsel of the Company, (a) engage in any activity which is directly competitive with the Company, or any Company affiliate, or (b) render services to any organization or individual in connection with any matter in which the position of such organization or individual is known by Consultant to be adverse to the position of the Company, or any Company affiliate.

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         9.       If, during the term of this Agreement, Consultant engages in discussions with any entity or person regarding Consultant providing services to such entity or person, or regarding engaging in any business enterprise with such entity or person, he may disclose the fact that he has agreed to the provisions of Section 8 for a period of three years beginning on the Effective Date, and he may also disclose the provisions of Section 8 to such entity or person.

         10.      This Agreement is made and will be construed under the laws of the State of California.

         IN WITNESS THEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Consultant has hereunto set his hand.

Stephen E. Frank                                             Southern California Edison Company

            [Stephen E. Frank]                               By        [Frederick J. Grigsby, Jr.]

                                                             Title  Vice President, Human Resources &
                                                                      Labor Relations

Dated         [12-14-01]         at                          Dated    [12-18-01]          at

       [Rosemead]          , California.                            [Rosemead]        , California.

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